Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of RoomStore, Inc. (the “Company”) for the fiscal quarter ended November 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Curtis C. Kimbrell and Lewis M. Brubaker, Jr., Chief Executive Officer and Chief Financial Officer, respectfully, of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 14, 2011	By:	/s/ Curtis C. Kimbrell
Curtis C. Kimbrell
Chief Executive Officer

	By:	/s/ Lewis M. Brubaker, Jr.
Lewis M. Brubaker, Jr.
Chief Financial Officer

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